                            NUTTER, MCCLENNEN & FISH

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

           TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                           DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS                                      (617) 439-2640



                                 July 28, 1995
                                   9678-7816


MacDermid, Incorporated
245 Freight Street
Waterbury, CT 06702-0671

Re:  Registration Statement on Form S-8
     ----------------------------------

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), which MacDermid, Incorporated, a Connecticut corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 50,000 shares of the Company's Common Stock without par value (the "Common Stock"), reserved for issuance under the Company's 1995 Equity Incentive Plan (the "Plan") and (ii) an undetermined number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations.

     We have acted as counsel for the Company in connection with the Plan and the Registration Statement, and have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing and in reliance upon our examination of the Company's corporate records, we are of the opinion that:

     1. Upon issuance in compliance with the terms of the Plan, the Common Stock will be duly and validly issued, fully paid and nonassessable.

     2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the

NUTTER, McCLENNEN & FISH

MacDermid, Incorporated
July 28, 1995
Page 2



applicable provisions of law and of the Company's charter and by-laws, will be duly and validly issued, fully paid and nonassessable.

     We understand that this Opinion is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part thereof and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid securities only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                                Very truly yours,



                                                /s/Nutter, McClennen & Fish


MEM/DGK

149938